Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Precision Strip, Inc. Retirement Savings Plan
Minster, Ohio
We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of our report dated October 15, 2007 relating to the financial statements and schedule of the Precision Strip, Inc. Retirement Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

BDO Seidman, LLP Los Angeles, California
November 6, 2007

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